As filed with the Securities and Exchange Commission on May 13, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NMI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4914248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Powell Street
Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Amended and Restated 2014 Omnibus Incentive Plan

(Full title of the Plan)

William J. Leatherberry
Executive Vice President, General Counsel and Corporate Secretary
2100 Powell Street
Emeryville, CA 94608

(Name and address of agent for service)

(510) 858-0400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE
The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register an additional 2,250,000 shares of Class A common stock, par value $0.01 per share (the “Common Stock”) of NMI Holdings, Inc. (the "Company"), that may be offered pursuant to the Amended and Restated 2014 Omnibus Incentive Plan (the "Plan"). The amendment to increase the number of shares of Common Stock authorized to be issued under the Plan was approved by the Board of Directors on March 16, 2022 and by the Company's stockholders on May 12, 2022.
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), the contents of the Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on September 19, 2014 (File No. 333-198835) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not modified, superseded or replaced hereby, or by any subsequently filed document that is incorporated by reference herein or therein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:
1.    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 16, 2022, which incorporates by reference certain portions of our definitive proxy statement for the Company’s 2022 Annual Meeting of Shareholders filed on March 29, 2022;
2.     The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022;
3.     The Company’s Current Report on Form 8-K filed on May 13, 2022;
4.    The Company’s other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document listed in the first item above; and
3.    The description of the Company's Common Stock contained in the Description of Securities filed as Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating the description.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, nothing in this Registration Statement shall be deemed to incorporate any information from Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or any exhibits to the extent furnished in connection with such items.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
ITEM 4.    DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
    The Company is a Delaware Corporation.

    Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for such limitation of liability.

    Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

    Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the Company’s second amended and restated certificate of incorporation or third amended and restated by-laws, the Company shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

    In addition, the Company’s second amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers to the fullest extent authorized by Delaware law. The Company is also expressly required to advance certain expenses to its directors and officers and may carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

    The Company has also entered into indemnification agreements with its directors and officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law against any and all expenses and losses actually and reasonably incurred, including judgments, fines, penalties, interest, amounts paid in settlement of any claim and counsel fees and disbursements. The indemnification agreements also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8.    EXHIBITS.
The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page E-1 of this Registration Statement, which Exhibit Index is incorporated herein by reference.
ITEM 9.    UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, California, on May 13, 2022.
NMI Holdings, Inc.
By: /s/ Adam S. Pollitzer
Adam S. Pollitzer
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
Each of the undersigned directors and officers of the Company hereby constitutes and appoints Adam S. Pollitzer and William J. Leatherberry, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the U.S. Securities and Exchange Commission (or any other governmental or regulatory authority) one or more Registration Statements on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of the Company’s common stock, par value $0.01 per share, which may be issued by the Company pursuant to awards granted under one or more of the equity plans of the Company, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of May 13, 2022:
/s/ Adam S. Pollitzer
Adam S. Pollitzer
President and Chief Executive Officer
(Principal Executive Officer)
/s/ Ravi Mallela
Ravi Mallela
Chief Financial Officer
(Principal Financial Officer)
/s/ Julie Norberg
Julie Norberg
Chief Accounting Officer
(Principal Accounting Officer)
/s/ Bradley M. Shuster
Bradley M. Shuster
Executive Chairman and Chairman of the Board
(Principal Executive Officer)
/s/ Steven L. Scheid
Steven L. Scheid
Lead Director

/s/ Michael Embler
Michael Embler
Director
/s/ James G. Jones
James G. Jones
Director
/s/ Michael Montgomery
Michael Montgomery
Director
/s/ Regina Muehlhauser
Regina Muehlhauser
Director
/s/ Lynn S. McCreary
Lynn S. McCreary
Director
/s/ Priya Huskins
Priya Huskins
Director

EXHIBIT INDEX

Exhibit No.	Description
4.1
Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.2	Third Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 9, 2014)
4.3
Registration Rights Agreement by and between the Company and FBR Capital Markets & Co., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.2 to the Company's Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.4
Registration Rights Agreement by and between MAC Financial Ltd. and the Company, dated April 24, 2012 (incorporated herein by reference to Exhibit 4.3 to the Company's Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.5
Registration Rights Agreement between FBR & Co., FBR Capital Markets LT, Inc., FBR Capital Markets & Co., FBR Capital Markets PT, Inc. and the Company, dated April 24, 2012 (incorporated herein by reference to Exhibit 4.4 to the Company's Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.6	Specimen Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013
5.1*	Opinion of Wachtell, Lipton, Rosen & Katz
10.1	Amended and Restated 2014 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s 2022 Annual Proxy Statement on Schedule 14A, filed on March 29, 2022)
23.1*	Consent of BDO USA, LLP
23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table
* Filed herewith.

E-1